UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

THARIMMUNE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Shrewsbury Avenue

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(908) 955-3140

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	THAR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2025, Tharimmune, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) in relation to a registered direct public offering (the “Offering”) with certain purchasers, under the Shelf Registration Statement (as defined below), of $1.74 million of the Company’s securities (the “Securities”), consisting of (i) 414,331 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) and 559,910 pre-funded warrants to acquire shares of Common Stock (the “Pre-Funded Warrants”); and (ii) in a concurrent private placement, 974,241 warrants to acquire shares of Common Stock at the exercise price of $1.66 per share (the “Common Warrant”), at the price of $1.786 for each one share of Common Stock (or Pre-Funded Warrant) and Common Warrant purchased pursuant to the Purchase Agreement.

In relation to the Offering, a shelf registration statement on Form S-3 (File No. 333-270684, the “Shelf Registration Statement”) relating to the securities being offered in the Offering was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on March 24, 2023. The shares of Common Stock and shares underlying the Pre-Funded Warrants are being offered only by means of a prospectus supplement and the accompanying prospectus filed with the SEC.

Additionally, the Common Warrants and the shares underlying the Common Warrants sold in the Offering are offered under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder. The Common Warrants and the shares underlying the Common Warrants a are not registered under the Securities Act or state securities laws. Pursuant to the Purchase Agreement, the Company has agreed to file a resale registration statement covering these securities to enable their future trading upon registration or qualification under applicable laws.

The Offering closed on July 25, 2025.

Pursuant to a placement agency agreement dated as of July 23, 2025 (the “Placement Agency Agreement”), the Company engaged President Street Global, LLC (“President Street”) to act as the exclusive lead placement agent in connection with the Offering. The Company has agreed to pay President Street a cash fee equal to (i) 7.0% of the aggregate gross proceeds from the sale of the Units and (ii) 7.0% of the aggregate proceeds from the exercise of the Common Warrants.

The foregoing descriptions of the Purchase Agreement, the Placement Agency Agreement, the Form of Pre-Funded Warrant and the Form of Common Warrant are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

A copy of the opinion of Lucosky Brookman LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

On July 23, 2025, the Company issued a press release announcing the pricing of the Offering. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

5.1	Opinion of Lucosky Brookman LLP

10.1	Form of Purchase Agreement

10.2	Placement Agency Agreement dated July 23, 2025, by and between Tharimmune, Inc. and President Street Global, LLC

99.1	Pricing Press Release dated July 23, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 28, 2025	THARIMMUNE, INC.

	By:	/s/ Sireesh Appajosyula
	Name:	Sireesh Appajosyula
	Title:	Chief Executive Officer (Principal Executive Officer)